UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [   ]

Check the appropriate box:

[X] Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive information statement

Reshoot & Edit
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Reshoot & Edit
424 Queen Anne Ave. N., Suite #400
Seattle, WA  98109
Telephone:  (206) 612-6370

April 5th, 2010

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on Friday, April 9th, 2010 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Reshoot & Edit, a Nevada corporation ("Company"), that the holder of approximately 65% of our capital stock as of the Record Date has given written consent as of April 5th, 2010, to approve the following:

1.	To implement a forward stock-split of our common shares at a forward split ratio of 3.8 new shares of common stock for each issued and outstanding share of common stock (3.8:1 ratio); and

2.	To change the Corporation’s name from Reshoot & Edit to “Bill The Butcher, Inc.”

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by majority written consent in lieu a meeting of shareholders.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the forward stock split and the corporate name change as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these corporate actions which are going to be implemented by the Company.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our  stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about [date] __, 2010.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/
    J'Amy Owens
    Chairman and President
    April 5th, 2010

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Reshoot & Edit
424 Queen Anne Ave. N., Suite #400
Seattle, WA  98109
Telephone:  (206) 612-6370

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This Information Statement is being provided to the Shareholders of Reshoot & Edit ("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1.	To implement a forward stock-split of our common shares at a forward split ratio of 3.8 new shares of common stock for each issued and outstanding share of common stock (3.8:1 ratio); and

2.	To change the Corporation’s name from Reshoot & Edit to “Bill The Butcher, Inc.”

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

Bill The Butcher, Inc.
424 Queen Anne Ave. N., Suite #400
Seattle, WA  98109
Telephone:  (206) 612-6370

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

The Company's Board of Directors approved this action on April 5th, 2010 and recommended to effectuate a three point eight (3.8) for one (3.8:1 ratio) forward stock split of the outstanding Common Stock, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Reshoot & Edit with all fractional shares resulting from the forward split being rounded up to the nearest whole share.  Our shareholders will not be required to exchange their share certificates in order for this forward stock split to take effect and no new certificates representing the additional shares will be mailed or delivered to our shareholders without presentment of a certificate to our transfer agent.  Instead, existing certificates representing the pre-split shares of common stock under the prior CUSIP number and company name, will entitle the certificate holder (or transferee) to receive a new certificate representing the forward split number of common shares with the new Company name and CUSIP number, upon presentment to our transfer agent for exchange, transfer or deposit.  Thus, each existing share certificate which is issued and outstanding prior to the effective date of our forward split and name change will entitle the holder to a new certificate representing the forward split adjusted number of shares of common stock along with the new company name and CUSIP number at such time as the old certificate is presented to our transfer agent.  Shareholders are not required to exchange their pre-split share certificates and the old certificates shall represent the post-split number of shares on the Company’s transfer agent registrar of shareholders until such time as the certificate is presented for exchange, transfer or deposit.  All certificates issued by the Company after the effective date of the forward split and name change shall represent new post-split shares of common stock and shall bear the appropriate name and CUSIP number.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent  of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter  were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about April 9th, 2010.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was April 5th, 2010, (the "Record Date").

Outstanding Voting Stock of the Company

As of the Record Date, the Company had 70,000,000 authorized shares of common stock, of which 5,710,000 were issued and outstanding.  The consenting stockholder, which is the current majority stockholder of the Company, is the record and beneficial owner of 3,710,000 shares, which represents approximately 65% of the issued and outstanding shares of the Company's outstanding common stock.  The consenting stockholder voted in favor of the actions described by written consent in lieu of a meeting of shareholders, dated April 5th, 2010.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to forward split our common shares and change the name of the Company, in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Security Ownership of Certain Owners and Management

The following table sets forth the Common Stock ownership information as of April 5th, 2010, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

		AMOUNT AND
		NATURE OF
TITLE OF	NAME OF BENEFICIAL	BENEFICIAL	PERCENT OF
CLASS	OWNER AND POSITION	OWNERSHIP	CLASS(1)

Common	J'Amy Owens (2)	3,710,000	65%
	Chairman/President

DIRECTORS AND OFFICERS AS A GROUP (1 person)		3,710,000	65%

(1)  Percent of Class based on 5,710,000 shares of common stock issued and outstanding.
(2)  J'Amy Owens, 424 Queen Anne Ave. N., # 400, Seattle, WA 98109.

EXPLANATION OF ACTIONS TO BE TAKEN

ITEM 1

THREE POINT EIGHT FOR ONE (3.8:1) FORWARD STOCK SPLIT

The Board of Directors of the Company have adopted a resolution to forward split the Company’s shares three point eight (3.8) for one (3.8:1 ratio), which will result in the issuance of 3.8 new shares (“New Shares”) for each one (1) old share (“Old Shares”) of the Company’s common stock held as of [date] __, 2010 (the “Record Date”).  The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the forward stock split.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the forward stock split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The procedure for shareholders to obtain New Shares in exchange for Old Shares pursuant to the Stock Split is set forth below under the heading “Effective Date.”

Purpose and Effect of Forward Stock Split

The Board has determined that share liquidity would be enhanced by having additional shares held by the Company’s shareholders.

The Company will not issue any certificates representing fractional shares.  Any fractional shares will be rounded to the nearest whole share.  This forward stock split will not affect the current par value of $0.001 per share.  The appropriate adjustments to the capital accounts of Reshoot & Edit, with all fractional shares rounded up to the nearest whole share.  This forward stock split will increase the number of issued and outstanding common shares from 5,710,000 to 21,698,000 common shares and have no effect on the authorized number of shares.

The board of directors of Reshoot & Edit may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines.  Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Reshoot & Edit through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger.  For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the forward stock split will have on the market price of the Company's common stock.

ITEM 2

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company have adopted a resolution to change the name of the corporation from "Reshoot & Edit" to "Bill The Butcher, Inc."  The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the Corporate Name Change.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Purpose and Effect of the Corporate Name Change

The Corporate Name Change has been approved because the new name represents the Company's new business focus.  Reshoot & Edit commenced business in August, 2006 to acquire or obtain options to purchase television and movie scripts, develop and implement a marketing and sales program to sell these television/movie scripts.  On October 7, 2009, J'Amy Owens, of Seattle Washington, acquired majority control of the Company through the purchase of 3,710,000 shares of the Company’s unregistered common stock.  J'Amy Owens purchased control of the Company in order to implement the Bill The Butcher business plan.  The new management, through a related-party transaction, acquired a private company, called W K Inc., located in the State of Washington.  W K Inc. is doing business under the brand name "Bill The Butcher."  W K Inc. currently has a single retail store in Woodinville, Washington, operating as "Bill The Butcher.”  This retail store sells U.S. sourced and ethically raised meat, free range poultry and wild seafood.  The Company's product line also includes specialties such as custom marinades, dry rubs and carved-to-order dry aged beef.

As a result of this change of direction, the focus of the Company's business now deals with selling open pastured organic and natural grass fed beef that has not been raised with steroids, antibiotics or hormones, and has not been fed genetically modified corn.  The adoption of "Bill The Butcher" as the new name more clearly and better describes the Company’s business focus, as an organic meat purveyor.  With the name "Reshoot & Edit", there is no clear relationship to the Company's current business activities.  The name "Bill The Butcher" should allow the Company to develop a clearer and more recognizable identity in the marketplace.

Effective Date

Certificates for the Company's common stock that recite the name "Reshoot & Edit" will continue to represent shares in the Company after the corporate name change has become effective.  If, however, a stockholder wishes to acquire a certificate reciting the name "Bill The Butcher" and forward stock split after the effectiveness of the corporate name change and forward stock split, the stockholder may do so by surrendering their certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.  The new certificate will reflect the name change and 3.8 for 1 forward stock split.

     The Company's transfer agent is:

Empire Stock Transfer Inc.
1859 Whitney Mesa Dr.
Henderson, NV  89014
Tel:  702-818-5898
Fax: 702-974-1444
info@empirestock.com

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Reshoot & Edit.  Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Reshoot & Edit shares, unless the transaction is approved by Reshoot & Edit’s Board of Directors.  The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity.  These provisions could delay, defer or prevent a change in control of Reshoot & Edit.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of
Date: April 5th, 2010	Reshoot & Edit

By: /s/
J'Amy Owens
Chairman and President

Exhibit "A"

PROPOSED
CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
RESHOOT & EDIT

(Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         We the undersigned do hereby certify that:

         1. Reshoot & Edit (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on August 23, 2006.

         2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE I and replacing it in its entirety with the following amendment:

          ARTICLE I:  The name of the corporation shall be:

Bill The Butcher, Inc.

        ARTICLE III is hereby amended as follows:

        ARTICLE III:  The issued and outstanding common shares shall be split forward at a ratio of three point eight for one (3.8:1).  The number of authorized shares and par value remains unchanged.

         3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

         4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 5,710,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         5. The number of shares voted for such amendments was 3,710,000 (65%) and the number voted against such amendment was 0 (0%).

         The undersigned has signed these Articles on [date] ____, 2010.

                                     /s/
                                     By: J'Amy Owens
                                     Title:  Chairman and President